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                                                                     EXHIBIT 3.5


             CERTIFICATE OF AMENDEMENT TO CERTIFICATE OF FORMATION
                                       OF
                            TIME WARNER TELECOM LLC

     Time Warner Telecom LLC (hereinafter called the 'Company'), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

     1. The name of the limited liability company is Time Warner Telecom LLC.

     2. The certificate of formation of the company is hereby amended by striking out Article 2 thereof and by substituting in lieu of said Article the following new Article:

        "2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.'

Executed on July 1, 1998.

                                          /s/ Marie N. White
                                          ------------------------
                                          Authorized Person
                                          Marie N. White



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